EXHIBIT (10)(xxx)


28 December 2001


Personal and Confidential

The Board of Directors
E.mergent Corporation
5960 Golden Hills Drive
Minneapolis, MN  55416-1040

Members of the Board of Directors:

Pursuant to this Engagement Agreement between E.mergent Corporation (the "Company") and Goldsmith, Agio, Helms Securities, Inc. ("GAHS"), GAHS shall undertake a study to enable it to advise the Board of Directors of the Company (the "Board") and render its opinion to the Board with respect to the fairness, from a financial point of view, to the shareholders of the Company of the consideration to be received by such shareholders for their common stock pursuant to the Agreement and Plan of Merger (the "Agreement") by and among ClearOne Communications Corporation ("ClearOne") and the Company.

In connection with GAHS rendering its services hereunder, the Company agrees to provide GAHS with all financial and other information concerning the Company, as GAHS may reasonably request, and to use its best efforts to make available officers, directors, employees, auditors, and advisors of the Company to discuss with GAHS such information, and the business and prospects of the Company, as GAHS may reasonably deem necessary and appropriate.

All information furnished to GAHS shall be deemed "Confidential Information" for purposes of this Agreement, except as indicated below. Confidential Information received from the Company or its representatives by GAHS shall be kept confidential and shall not be disclosed to any third parties other than representatives of GAHS who need to know such information for purposes of evaluating the Transaction. It is understood that the term "Confidential Information" does not include information which (a) prior to disclosure by the Company or their representatives hereunder is properly within the possession of GAHS or its representatives; (b) is disclosed in published literature; (c) is generally known to the public or in the public domain through no fault of GAHS or its representatives; (d) is independently developed by GAHS or through persons who have not had, directly or indirectly, access to any Confidential Information; or (e) is required to be disclosed by law, regulation, or order of any court or governmental agency having jurisdiction over GAHS.

GAHS may rely, without independent verification, on the accuracy and completeness of all information provided by or through the Company as referenced in the foregoing paragraphs. For purposes of the Opinion, GAHS will not make an independent appraisal of assets of the Company. The Company hereby represents to GAHS that all information provided to GAHS pursuant to the foregoing will not contain any untrue or misleading information or omit to state any material information necessary in order to make the statements therein not misleading, and will be accurate and complete in all material respects. The Company shall be responsible for the accuracy and completeness of the disclosures provided to the parties to any Transaction or their respective shareholders, and for the disclosures' conformance to and compliance with applicable securities laws.

The Company recognizes that GAHS has been retained only by the Board, and that their engagement of GAHS is not deemed to be on behalf of and is not intended to confer rights upon any shareholder of the Company or any other person not a party hereto as against GAHS or any of GAHS' affiliates, the respective directors, partners, officers, agents, and employees of GAHS or its affiliates, or each other person, if any, controlling GAHS or any of its affiliates. Unless otherwise expressly stated in the Opinion or otherwise


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expressly agreed in writing, no one other than the Board is authorized to rely upon this engagement of GAHS or any statements or conduct by GAHS and no one other than the Board of the Company is intended to be a beneficiary of this contract. The Company acknowledges that the Opinion and any related advice given by GAHS to the Board in connection with GAHS' engagement hereunder are intended solely for the benefit and use of the Board in considering the Transaction and the Company agrees that the Opinion shall not be used for any other purpose or reproduced, disseminated, quoted, or referred to at any time, in any manner, or for any purpose, nor shall any public or other references to GAHS or the Opinion be made by the Company without the prior written consent of GAHS, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, GAHS acknowledges and agrees that the Company may include the Opinion in any disclosure documents prepared and distributed to the Company's shareholders to the extent reasonably requested by the Company's legal counsel, provided that GAHS shall have the right to review and approve (which approval will not be unreasonably withheld) the form and content of any reference to GAHS and/or its Opinion as set forth in any such disclosure materials or other written materials disseminated by the Company or filed by the Company with any governmental agency including the Securities and Exchange Commission or the National Association of Securities Dealers.

In consideration of GAHS' services provided to the Board pursuant to this Agreement, and the issuance of the Opinion, the Company will pay GAHS $100,000 (the "Fairness Opinion Fee"), payable in cash following the rendering of the Opinion to the Board. The Fairness Opinion Fee will be credited towards any Accomplishment Fee paid to GAHS pursuant to its agreement dated September 28, 2001 between the Company and GAHS.

In the event that GAHS personnel shall be required to prepare for, attend, or participate in judicial or other proceedings relating to the subject matter of this engagement, GAHS shall be entitled to receive an additional per diem payment, per person, together with reimbursement of all out-of-pocket expenses and disbursements, including reasonable attorneys' fees, incurred by GAHS in respect of its preparation for, or attendance or participation at, such proceedings. The per diem payment shall, at such time, be in the amount then customarily charged for similar services.

The COMPANY agrees to indemnify and hold GAHS harmless against and from all losses, claims, damages or liabilities, and all actions, claims, proceedings and investigations in respect thereof (collectively, "Losses"), arising out of or in connection with this engagement or the performance by GAHS of services hereunder, and to timely reimburse GAHS for all reasonable legal and other out-of-pocket expenses as incurred by GAHS in connection with investigating, preparing to defend or defending any such Losses, whether or not GAHS is named as a party thereto; provided, however that the COMPANY shall not be liable to the extent such Losses are finally determined by arbitration as herein provided to have resulted from GAHS's gross negligence or willful misconduct. If such indemnification and reimbursement is insufficient or unavailable pursuant to the foregoing sentence or otherwise, the COMPANY and GAHS agree to make contributions to any Losses paid or payable in such proportion as appropriately reflects the relative economic benefits received by, and fault of, the COMPANY and its shareholders, on the one hand, and GAHS, on the other hand, as well as other equitable considerations; provided, however that the COMPANY agrees to make contributions to any Losses paid or payable such that GAHS will not be liable for more than the Fairness Opinion Fee received by GAHS pursuant to this Agreement. The foregoing rights to indemnification shall not limit any other rights that GAHS may have at law or otherwise.

The reimbursement, indemnity, and contribution obligations of the Company under this Agreement shall be in addition to any liability which the Company may otherwise have, shall survive any termination of this Agreement, and shall be binding upon and extend to the benefit of any successors, assigns, heirs, and personal representatives of the Company and GAHS.

The Company and GAHS both agree that any dispute between them in any way relating to this Agreement shall be determined and settled by arbitration in accordance with the rules of the American Arbitration Association. All costs associated with any such disputes (including both parties' legal fees) shall be allocated between the parties by the arbitrators. All decisions and awards of the arbitrators shall be final and binding on both parties and may be enforced by any court with jurisdiction.

Our Agreement represented by this letter shall be governed by the laws of Minnesota. The parties acknowledge and agree that their respective rights and obligations are contractual in nature, and each party disclaims any intention to impose fiduciary or other non-contractual obligations on the other by virtue of the engagement contemplated by this Engagement Agreement.

Nothing herein shall supersede or modify the terms of our advisory Engagement Agreement dated September 28, 2001, relating to financial advisory services (other than rendering the Opinion), except for offsetting the Fairness Opinion Fee against any Accomplishment Fees paid to GAHS.

If this letter correctly sets forth the understanding between us, please so indicate by signing below and returning a signed copy to us. THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE COMPANY AND GAHS.

Sincerely,

GOLDSMITH, AGIO, HELMS SECURITIES, INC.

     /s/ Gerald M. Caruso, Jr.
------------------------------------
By:  Gerald M. Caruso, Jr.
     President


Agreed to this 7th day of January, 2002.

E.MERGENT CORPORATION

      /s/ James Hansen
-----------------------------
By:   James Hansen
Its:  CEO